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                                                                    EXHIBIT 23.6



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated March 3, 1995 (except with respect to the matters discussed in Notes 1 and 7, as to which the date is June 28, 1995) (and to all references to our firm) included in or made a part of Amendment No. 3 to PriCellular Corporation's Form S-3 registration statement.


                                       /s/  Arthur Andersen LLP
                                            -------------------
                                            Arthur Andersen LLP

Atlanta, Georgia
July 29, 1996